HSBC

CONFIDENTIAL

CUSTOMER'S COPY

25 April 2019

A & P Maintenance Services Pte Ltd
(Entity No. 198303915R)
18 Howard Road
#10-10 Novelty Bizcentre
Singapore 369585

Attention: Mr Vernon Kwek
Director

(hereinafter referred to as "**you**" or the "**Borrower**")

Dear Sirs

BANKING FACILITY

The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**") is pleased to make available to **A & P Maintenance Services Pte Ltd** the following banking facility (the "**Facility**") on the terms and conditions set out in this facility letter (the "**Facility Letter**").

1.	**Facility**	**Limit**
	Overdraft Facility	SGD1,000,000/-

2. Availability

The Bank shall have an unrestricted discretion to cancel or suspend, or determine whether or not to permit drawings in relation to, the Facility. The Facility is subject to the Bank's review at any time, and also subject to the Bank's overriding right of repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

The Hongkong and Shanghai Banking Corporation Limited
Robinson Road P O Box 896, Singapore 901746

3. Pricing

3.1 The following pricing shall apply:-

Facility	Pricing
Overdraft Facility	0.5% per annum below the Bank's prevailing Prime Lending Rate, as published from time to time.

3.2 Interest on the Facility shall be calculated daily on the basis of 365/360 days a year, as appropriate in accordance with the market practice of such currency(ies).

3.3 The pricing stated above excludes any charges by any correspondent bank, if applicable. The Borrower undertakes to reimburse the Bank for any charges levied by any correspondent bank.

3.4 Other pricings that are not set out above shall be at the Bank's prevailing rates.

3.5 Pricing is subject to the Bank's periodic review and revision from time to time.

3.6 All amounts due and payable shall be debited from the Borrower's current account with the Bank.

4. Fees

4.1 A review fee of SGD1,000/- shall be payable at each annual review.

4.2 The Borrower authorises the Bank to debit the aforesaid fee from its current account with the Bank.

4.3 A legal fee subsidy of SGD1,710 (the "**Legal Fee Subsidy**") shall apply to the Facility and the receivables purchase facility made available or to be made available by the Bank to the Borrower (the "**RF Facility**") pursuant to a receivable purchase facility letter dated on or about the date of this Facility Letter from the Bank to the Borrower (as amended, supplemented, renewed or replaced from time to time by written agreement) (the "**RF Facility Letter**"). The Bank shall pay the Legal Fee Subsidy directly to the relevant solicitor on or after completion of all legal documents, duly executed and stamped, within three (3) months from the date of acceptance of this Facility Letter and the RF Facility Letter, whichever is later by the Borrower and upon receipt of the original invoice from the solicitor.

The Borrower shall refund the Bank the Legal Fee Subsidy in full if the Facility and/or the RF Facility is cancelled by the Borrower within two (2) years from the date of first drawdown or utilisation of the Facility or RF Facility, whichever is earlier.

5. Security

All monies owing by the Borrower to the Bank shall be secured by the following:-

(a) a fresh charge over all term deposit accounts (the "**Charge**"), to be provided by the Borrower;

(b) a fresh joint and several guarantee for an unlimited amount (the "**Personal Guarantee**"), to be provided by Kwek Jin Ngee Vernon and Ho Kin Wai;

(c) a fresh all monies debenture over all present and future assets, to be provided by the Borrower; and

(d) a fresh corporate guarantee for an unlimited amount (the "**Corporate Guarantee**"), to be provided by Sapphire Universe Holdings Limited (the "**Corporate Guarantor**"),

(collectively, the "**Security Documents**" and any third party providing security shall be referred to herein as the "**Security Providers**").

In connection with the above, the Borrower undertakes to appoint and shall procure that the Security Providers appoint solicitors nominated by the Bank to undertake any requisite registration of the relevant Security Documents with the Accounting and Corporate Regulatory Authority or such other authority (as necessary) on behalf of the Borrower and the Security Providers. The Borrower agrees to pay all related fees and authorises the Bank to debit its accounts with the same.

6. Term Deposits

The Borrower shall ensure that term deposits of not less than SGD100,000/-, be maintained by the Borrower with the Bank at all times. All term deposits placed with the Bank shall be subject to the Charge.

7. Conditions Precedent

The Facility is not available until the Bank has received the following documents in such form and content satisfactory to the Bank and (where applicable) the Borrower has complied with the following requirements:-

(a) the attached duplicate copy of this Facility Letter with the form of acceptance thereon duly signed by the Borrower and the form of confirmation duly signed by the Security Providers;

(b) the resolutions of the Board of Directors of the Borrower approving the acceptance of the Facility, the execution of the relevant Security Documents in favour of the Bank, and the provision of any other documents required by the Bank;

(c) a certified true copy of the constitutional documents as the Bank may require of the Borrower;

(d) the Security Documents and all other documents for the purpose of perfecting the Security Documents, duly executed by the Borrower and relevant Security Providers;

(e) the resolutions of the Board of Directors of the Corporate Guarantor approving the execution of Corporate Guarantee in favour of the Bank and the provision of any other documents required by the Bank;

(f) a certified true copy of the constitutional documents as the Bank may require for the Corporate Guarantor;

(g) placement of term deposits by the Borrower in an amount of not less than SGD100,000/- with the Bank, which shall be subject to the Charge;

(h) a legal opinion addressed to the Bank, issued by a law firm in Hong Kong acceptable to the Bank, that Ho Kin Wai is a Hong Kong citizen; that Ho Kin Wai has the requisite capacity to enter into and carry out the Personal Guarantee and has taken all necessary action to perform the transactions contemplated; and that the Personal Guarantee is legal, valid, binding and enforceable; certification in the form set out in the Annex of this Facility Letter by a solicitor qualified to practise Singapore law and from a law firm acceptable to the Bank that Kwek Jin Ngee Vernon has received independent legal advice in respect of the Personal Guarantee executed by Kwek Jin Ngee Vernon in favour of the Bank;

(i) certification in the form set out in the Annex of this Facility Letter by a solicitor qualified to practise Singapore law and from a law firm acceptable to the Bank that Ho Kin Wai has received independent legal advice in respect of the Personal Guarantee executed by Ho Kin Wai in favour of the Bank;

(j) a legal opinion addressed to the Bank, issued by a law firm in British Virgin Islands, acceptable to the Bank, confirming that the Corporate Guarantor is duly incorporated; that the Corporate Guarantor has the requisite corporate power to enter into and carry out the Corporate Guarantee and have taken all necessary corporate action to perform the transactions contemplated; and that the Corporate Guarantee is/are legal, valid, binding and enforceable; and

(k) such other information and documents as the Bank may require.

8. Additional Matters

The Borrower represents, warrants and undertakes (as the case may be), for the duration of the Facility, the matters listed below. Regardless of whether such matters are being observed or complied with, the Bank may still at any time withdraw or cancel the whole or any part of the Facility and/or demand repayment of all sums owing.

(a) Constitutional Documents: The Borrower shall not without the prior written consent of the Bank substantially alter the nature of its business, and/or amend or alter any of the provisions in its constitutional documents relating to its borrowing powers and principal business activities.

(b) Change of Shareholding: The Borrower shall procure that none of its shareholders change their ownership in the Borrower without the prior written consent of the Bank.

(c) Negative Pledge: The Borrower shall not and shall procure that none of its subsidiaries shall:-

(i) create or attempt to create or permit to subsist any mortgage, debenture, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien, arising by operation of law in the ordinary course of trading) to arise on or affect the whole or any part of its undertaking, property, assets and rights other than pledges created over goods and/or services acquired pursuant to documentary credits opened in the ordinary course of trading for the purpose of financing the acquisition or provision of goods and services; or

(ii) grant, issue or extend any guarantee or indemnity or enter into any other form of contractual undertaking or arrangement of similar effect in respect of any indebtedness or obligations, actual or contingent, of any other person whatsoever except in the usual and ordinary course of trading as now conducted by it and its subsidiaries and for the purpose of the carrying on by it of its business.

The above clause shall not be deemed breached by reason only of the existence of any mortgage, debenture, charge, pledge, lien or other encumbrance or guarantee or indemnity which has been created or which subsists or has arisen prior to the date of this Facility Letter, provided that any further or additional encumbrance over or affecting the relevant asset, or increase in the amount secured by or other variation of the relevant encumbrance or guarantee or indemnity of similar effect, shall constitute such a breach.

(d) Pari Passu Covenant: The Borrower's obligations under the Facility shall at all times rank at least equally and rateably in all respects with its obligations owing to other financial institutions in terms of security and support.

(e) Adjusted Tangible Net Worth: The Borrower shall at all times maintain a minimum adjusted tangible net worth of SGD5,500,000/- (Adjusted tangible net worth is defined as paid-up capital plus revenue reserves, loans owing by the Borrower to its group company and related companies, amounts due to its directors and/or shareholders, excluding intangibles, loans and/or investments by the Borrower in its group company and related companies, amounts due from its directors and/or shareholders).

(f) Gearing Ratio: The Borrower shall at all times maintain a maximum gearing of 1 (Gearing is defined as the ratio of total bank debts to tangible net worth. Tangible net worth is defined as paid-up capital plus revenue reserves excluding intangibles).

(g) Audited Financial Statements: The Borrower shall furnish the Bank with its annual audited financial statements promptly and in any event no later than 6 months from the end of each financial year.

(h) Management Accounts: The Borrower shall furnish the Bank with its half-yearly management accounts promptly and in any event no later than 60 days from the end of each term.

9. Terms and Conditions

9.1 The Facility shall be subject to the Schedule of General Terms and Conditions attached (the "**Schedule**"), and reference to this Facility Letter shall include the Schedule.

9.2 Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, no terms of this Facility Letter or the Security Documents is enforceable by a person who is not a party hereto or thereto.

10. Acceptance

To accept this offer please arrange for the enclosed duplicate copy of this Facility Letter to be signed and returned, together with the resolutions of the Board of Directors of the Borrower, approving the acceptance of the Facility, within 21 days from the date of this Facility Letter. If the offer is not accepted and received by the Bank within 21 days from the date of this Facility Letter, the offer shall be deemed to have lapsed and expired.

Yours faithfully

Eileen Ho
Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

SCHEDULE OF
GENERAL TERMS AND CONDITIONS

1. Utilisation

1.1 Utilisation of the Facility shall be subject to the Bank's current practice from time to time. The Bank reserves the right in its absolute discretion to decide whether or not any utilisation or drawdown may be made in connection with the Facility, and to specify conditions only on compliance with which such utilisation or drawdown may be made.

1.2 The Borrower shall provide, at the request of the Bank from time to time, cash cover in respect of its prospective or contingent liabilities owing at any time to the Bank, including but not limited to its liabilities under any Facility.

2. Limit Observance

The aggregate amount for the time being of the Borrower's actual, prospective or contingent liability or risk in respect of the Facility shall not at any time exceed the relevant Limit or Sub-Limit (as appropriate). In the case of a prospective or contingent liability, the relevant amount shall be as estimated by the Bank.

3. Currency Equivalent

The equivalent of any amount denominated in a currency other than which a Limit or Sub-Limit is stated shall be calculated by reference to the Bank's then prevailing spot rate of exchange for such currency. The aggregate currency equivalent of all drawings outstanding and/or proposed will be calculated at such time as the Bank shall determine before each drawdown, for the purpose of determining compliance or otherwise with the relevant Limit and/or Sub-Limit.

4. Payments

4.1 All payments shall be made without any set-off, deduction, counter-claim, withholding or condition of any kind, and in the currency of denomination in which the payment is due, provided that if the Borrower is required by applicable law to withhold tax or other amount from any sum payable by or received from the Borrower, the Borrower shall pay such additional amounts as is necessary to ensure that the Bank receives on the due date and retains a net sum equal to what it would have received had no such deduction or withholding been required or made.

4.2 The Bank's certificate of any sum due from the Borrower under the Facility shall (apart from manifest error) be conclusive.

4.3 Payments shall be made on a Business Day and on the due date for such payment or if that day is not a Business Day on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is none).

5. Set-Off

In addition to any other right of combination of accounts, lien or other rights which the Bank is entitled, the Bank is entitled to settle any indebtedness owed by the Borrower to the Bank, whether such liabilities be actual, prospective or contingent, primary or collateral and several or joint, against any cash cover received or by transferring moneys from any credit balance (whether or not due) to which the Borrower is entitled on any account with the Bank, whether in Singapore or overseas, notwithstanding that the balances on such other account may not be expressed in the same currency. The right of the Bank shall not be affected by the winding-up of the Borrower.

6. Currency Indemnity

Without prejudice to the foregoing, any amount received or recovered by the Bank in respect of any sum expressed to be due to the Bank from the Borrower in a currency other than the currency of denomination in which payment is due (the "**Intended Currency**") shall only constitute a discharge to it to the extent of the amount in the Intended Currency which the Bank is able, in accordance with its usual practice or prevailing circumstances, to purchase with the amount so received or recovered in such other currency on the date of that receipt and the Borrower shall indemnify the Bank against any cost, loss or liability incurred by the Bank as a result of a failure by the Borrower to pay any amount due in the Intended Currency.

7. Information

The Borrower will provide, promptly, any financial or other information that the Bank may from time to time request.

8. Expenses

The Borrower shall on demand pay to the Bank and indemnify the Bank for all costs, expenses, fees (including but not limited to any legal, security and valuation fees), stamp duty, taxes and other charges, and registration costs incurred or charged by the Bank in connection with the negotiation, preparation, amendment, variation, waiver, release, investigation, administration, supervision, protection or enforcement of the rights of the Bank under the Facility, this Facility Letter or any security.

9. Default Interest

Any amount which is overdue or overdrawn (as well as any amount demanded and not paid) will bear interest at such rate charged by the Bank from time to time on unauthorised overdrafts or any other rates deemed appropriate by the Bank (both before and after demand or judgement).

10. Force Majeure

The Bank shall not be liable to the Borrower for any loss, damage or delay attributable in whole or part to action by any government or government agency or other force majeure and in particular but not limited to strikes, industrial action whether involving the Bank's staff or not, equipment failure or interruption of power supplies.

11. Demand and Notice

11.1 Any demand made, or notice given, by the Bank under this letter may be made or given by any manager, officer or firm acting as solicitor of the Bank by letter addressed to the Borrower or any officer of the Borrower. It may be sent by prepaid post to or left at the Borrower's address last known to the Bank or at the Borrower's registered office. It may be sent by telex, fax or other electronic means to the Borrower's last known telex number, fax number or electronic mail address. If sent by prepaid post, it shall be deemed to have been made or given at noon the second day following the day the letter was posted. If sent by telex, fax or other electronic means, it shall be deemed to have been made or given at the time of transmission.

11.2 Unless otherwise advised by the Bank any notices given by the Borrower to the Bank under this letter shall be delivered to this office.

12. Business Day

The term "**Business Day**" shall mean a day and time on which the relevant banking offices, exchanges and markets are open for business, both in Singapore and in any relevant financial centre for the currency and transaction involved.

13. Assignment/Transfer

Unless expressly agreed otherwise by the Bank, the Bank may assign or transfer all or any part of its rights, benefits and/or obligations under this Facility Letter by delivering to the Borrower a notice in writing. Such assignment or transfer shall take effect as from the effective date specified in the notice and the Bank shall thereafter be released from such rights, benefits and/or obligations. No assignment or transfer of any right, benefit or obligation in this Facility Letter shall be made by the Borrower in any way.

14. Governing Law and Jurisdiction

This Facility Letter shall be governed by the laws of Singapore and the Borrower irrevocably submits to the non-exclusive jurisdiction of the Singapore courts.

15. Compliance Activity

The Bank and other members of the HSBC Group (as defined below) are required to act in accordance with the laws and regulations and comply with requests of public and regulatory authorities operating in various jurisdictions which relate to, amongst other things: (i) the prevention of money laundering, terrorist financing, corruption, tax evasion and the provisions of financial and other services to any persons or entities which may be subject to economic or trade sanctions; or (ii) the investigation or prosecution of, or the enforcement against, any person for an offence against any laws or regulations.

The Bank may take, and may instruct members of the HSBC Group to take, any action which the Bank in its sole and absolute discretion considers appropriate to prevent or investigate crime or the potential breach of sanctions regimes or to act in accordance with relevant laws, regulations, sanctions regimes, international guidance, relevant HSBC Group procedures and/or the direction of any public, regulatory or industry body relevant to any member of the HSBC Group. This includes the interception and investigation of any payment, communication or instruction, and the making of further enquiries as to whether a person or entity is subject to any sanctions regime ("**Compliance Activity**").

Where the Bank takes or instructs any member of the HSBC Group to take, any action, or delays or fails to perform any obligation under or in connection with this Facility Letter pursuant to Compliance Activity, neither the Bank nor any member of the HSBC Group will be liable to the Borrower in respect of any loss, damage or delay suffered or incurred by the Borrower or any other person.

16. Anti-Bribery Laws

The Facility will not be used, directly or indirectly, for any payments that could cause a violation of any anti-bribery law and none of the Borrower, nor to the knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of the Borrower or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the "**UK Bribery Act**") and the U.S. Foreign Corrupt Practices Act of 1977 (the "**FCPA**"). Furthermore, the Borrower and, to the knowledge of the Borrower, each of its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

17. Sanctions

The Borrower will not, directly or indirectly, use the Facility, or lend, contribute or otherwise make available the Facility to any subsidiary, joint venture partner or other Person (as defined below), (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions (as defined below) or (ii) in any other manner that would result in a violation of Sanctions by any Person. None of the Borrower, any of its subsidiaries, any director or officer, or any employee, agent or affiliate, of the Borrower or any of its subsidiaries, is an individual or entity ("**Person**") that is, or is owned or controlled by Persons that are, (A) the subject of any sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or the Monetary Authority of Singapore (collectively, "**Sanctions**"), or (B) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions.

18. Section 83 of the Hong Kong Banking Ordinance

Section 83 of the Banking Ordinance and the related regulations in Hong Kong have imposed on the Bank certain limitations on advances to persons related to the HSBC Group. The Borrower should, to the best of its knowledge, advise the Bank whether it is in any way related or connected to the HSBC Group. In the absence of such advice, the Bank will assume that the Borrower is not so related or connected. The Bank would also ask, that if the Borrower becomes aware that it becomes so related or connected in future, that the Borrower immediately advises the Bank in writing.

The Borrower may be considered as related or connected to the HSBC Group if it is:

(a) a director or employee of a member of the HSBC Group;

(b) a relative of a director or employee of a member of the HSBC Group;

(c) a firm, partnership or non-listed company in which a member of the HSBC Group or director of the HSBC Group (or such director's relative) is interested as director, partner, manager or agent;

(d) an individual, firm, partnership or non-listed company of which any director of the HSBC Group (or such director's relative) is a guarantor;

(e) a person that controls any member of the HSBC Group;

(f) a person that has minority shareholding control of any member of the HSBC Group; and/or

(g) a firm, partnership or non-listed company which any of the persons listed in paragraph (a) or (b) above is able to control.

For the purposes of this clause:

A person has "**control**" if such person is:

(i) an indirect controller, that is, in relation to a company, any person in accordance with whose directions or instructions the directors of the company or of another company of which it is a subsidiary are accustomed to act, or

(ii) a majority shareholder controller, that is, in relation to a company, any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary.

A person has "**minority shareholding control**" if such person, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, 10% or more, but not more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary.

"**HSBC Group**" means HSBC Holdings plc, its subsidiaries, related bodies corporate, associated entities and undertakings and any of their branches and member or office of the HSBC Group shall be construed accordingly.

"**relative**" means:

(i) any immediate ascendant, any spouse or former spouse of any such ascendant, and any brother or sister of any such spouse or former spouse;

(ii) any immediate descendant, and any spouse or former spouse of any such descendant;

(iii) any brother or sister, aunt or uncle and any nephew or niece and any first cousin;

(iv) any spouse or former spouse, any immediate ascendant of any such spouse or former spouse, and any brother or sister of any such spouse or former spouse,

and, for the purposes of this definition, any step-child shall be deemed to be the child of both its natural parent and of its step-parent and any adopted child to be the child of the adopting parent, and a spouse shall include anyone living as such.

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited

ACCEPTANCE AND CONFIRMATION

We, **A & P Maintenance Services Pte Ltd**, confirm our acceptance of the offer and all the terms and conditions contained in the attached letter dated 25 April 2019 (including the Schedule attached thereto).

We agree that in the course of our banking relationship, the Bank will use, store and transfer (whether within or outside Singapore) and/or exchange information to or with all such persons as the Bank may consider necessary. This includes but is not limited to any member of the HSBC Group for any and all purposes in connection with such service and/or for the purpose of promoting, improving and furthering the provision of other financial services by the Bank and any member of the HSBC Group to us generally, and/ or any other purposes and to such persons as may be in accordance with the Bank's general policy on disclosure of information as set out in statements, circulars, notices or other terms and conditions made available by the Bank to us from time to time.

Without prejudice to the above, we acknowledge that, where the Bank considers it necessary or appropriate, the Bank may transfer any such data, details or information to any service provider (whether situated in or outside Singapore), under conditions of confidentiality imposed on such service providers, for the purpose of data processing or providing any service on behalf of the Bank to us (including third party service providers, sales and telemarketing agencies).

We agree and acknowledge that overseas service providers may be required by law to disclose information received from the Bank to third parties. Such circumstances include the service provider being compelled to disclose information pursuant to a court order, police investigations and criminal prosecutions for tax evasion or other offences.

For and on behalf of
A & P Maintenance Services Pte Ltd

Name(s) : Vernon Kuek

Designation : Director

Date :

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Ho Kin Wai**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 to **A & P Maintenance Services Pte Ltd** (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank as referred to in the Facility Letter, and that my obligations under the said guarantee are and will remain in full force and effect.

X

Name : **Ho Kin Wai**

Identification No. : K441253 (2)

Date :

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Kwek Jin Ngee Vernon**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 to **A & P Maintenance Services Pte Ltd** (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank as referred to in the Facility Letter, and that my obligations under the said guarantee are and will remain in full force and effect.

Name : **Kwek Jin Ngee Vernon**

Identification No. : S7145417G

Date :

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

We, **Sapphire Universe Holdings Limited**, confirm that:-

(a) we consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 to **A & P Maintenance Services Pte Ltd** (the "**Facility Letter**"); and

(b) we are and will be bound by the terms of the guarantee executed or to be executed by us in favour of the Bank as referred to in the Facility Letter, and that our obligations under the said guarantee are and will remain in full force and effect.

For and on behalf of
Sapphire Universe Holdings Limited

Name : HO KIN WAI

Designation : DIRECTOR

Date :

CERTIFIED EXTRACT OF THE RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS OF A & P MAINTENANCE SERVICES PTE LTD (THE "COMPANY") DATED ____________________

Each Director confirms that –

(a) he has disclosed all his interests in the transaction, if any; and
(b) he has carefully considered the terms of the Facility Letter and the Security Documents referred to below.

IT WAS RESOLVED as follows: -

1. THAT the arrangement made with The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**") to provide the banking facility to **A & P Maintenance Services Pte Ltd** on the terms and conditions set out in the facility letter dated 25 April 2019 (the "**Facility Letter**") tabled at the meeting, be and is hereby approved and accepted.

2. THAT as security for the moneys owing by the Company to the Bank from time to time, the Company will execute (i) an all monies debenture over all present and future assets; and (ii) a charge over all term deposit accounts, referred to in the Facility Letter (the "**Security Documents**"), on the terms of the drafts produced at the meeting, which terms and conditions be and are hereby approved.

3. THAT the execution of the Facility Letter and the Security Documents is conducive to the attainment of the Company's objects, and is in the interest of and for the benefit of the Company.

4. THAT each Security Document and any other document relating to the above transaction required to be executed as a deed be executed and delivered as a deed in such manner as may be required or permitted by applicable law.

5. THAT each director of the Company be and is hereby authorised to sign, execute and deliver the Facility Letter and such other documents, notices or statements required from the Company by the Bank from time to time, and to approve and sign subsequent amendments, variations or replacement letters to the Facility Letter from time to time, including but not limited to increases in facilities and/or the granting of new facilities, and to communicate or deal with the Bank on the Company's behalf generally.

6. THAT without limiting paragraph 5 above, any person authorised to operate the Company's account under the Company's account opening mandate furnished to the Bank (as the same may be amended, revised, supplemented, replaced or substituted from time to time) be and is hereby authorised to give instructions and other communications in relation to the utilisation of the banking facility availed by the Bank under the Facility Letter or otherwise at any time, including giving drawdown or utilisation requests, and the Bank is hereby authorised to comply with and act upon all such instructions and communications.

WE HEREBY CERTIFY that the above is a true copy of the resolutions passed by the Board of Directors of the Company in accordance with the constitutional documents of the Company.

....	....
Director	~~Secretary~~ Director
Name: Vernon Kwek	Name: Lee Kit Yu

Date:

Prototype Suggested Form of Words for Board Resolution

This is a suggested form of wording only and does not constitute advice by HSBC to the Company, its officers or any other person. In particular, this wording does not take into account any provisions of the Company's constitutional documents. HSBC makes no representation that the below resolutions are effective, nor that they comply with any applicable laws, regulations, or other restrictions applicable to the Company, its officers, or any other person.

CERTIFIED EXTRACT OF THE RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS OF SAPPHIRE UNIVERSE HOLDINGS LIMITED (THE "COMPANY") DATED ____________________

Each Director confirms that –

(a) he has disclosed all his interests in the transaction, if any; and

(b) he has carefully considered the terms of the Facility Letter and Corporate Guarantee referred to below.

IT WAS NOTED THAT:

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the "**Bank**") has offered to provide banking facility to **A & P Maintenance Services Pte Ltd** (the "**Borrower**") on the terms and conditions set out in the facility letter dated 25 April 2019 (the "**Facility Letter**") tabled at the meeting.

It was a term of the Facility Letter that as security for all moneys owing by the Borrower to the Bank from time to time, the Company will execute the corporate guarantee for an unlimited amount referred to in the Facility Letter (the "**Corporate Guarantee**"), on the terms of the drafts produced at the meeting.

IT WAS RESOLVED as follows: -

1. THAT the Company executes the Corporate Guarantee, which terms and conditions be and are hereby approved.

2. THAT the execution of the Corporate Guarantee is conducive to the attainment of the Company's objects, and is in the interest of and for the benefit of the Company.

3. THAT the Corporate Guarantee and any other document relating to the above transaction required to be executed as a deed be executed and delivered as a deed in such other manner as may be required or permitted by applicable law.

4. THAT each director of the Company be and is hereby authorised to sign, execute and deliver such other documents, notices or statements required from the Company by the Bank from time to time, and to communicate or deal with the Bank on the Company's behalf generally.

WE HEREBY CERTIFY that the above is a true copy of the resolutions passed by the Board of Directors of the Company in accordance with the constitutional documents of the Company.

X.. ....

Director HO KIN WAI Secretary Director.

Name: Name:

Date:

ANNEX

[to be issued on the letterhead of certifying solicitor's law firm]

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited
Commercial Banking
Singapore

Re : **Ho Kin Wai** (the "**Surety**")
Joint and Several Personal Guarantee (the "**Guarantee**")

I / We confirm that:-

(a) I / We have explained the terms of the Guarantee to the Surety and have provided such advice relating to the Guarantee as the Surety required;

(b) I am / We are satisfied that the Surety understands the content and effect of the Guarantee, and as far as I am / we are aware, the Surety is acting willingly, free of any duress, undue influence or misrepresentation;

(c) I / We have witnessed the Surety's signatures to the Guarantee; and

(d) I / We are not aware of any reason why the Guarantee may not be enforceable in the event of default by the Borrower, A&P Maintenance Services Pte. Ltd.

Dated ____________________

Signed ____________________________________

Name of Solicitor :

Law Firm :

Address :

ANNEX

[to be issued on the letterhead of certifying solicitor's law firm]

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited
Commercial Banking
Singapore

Re : **Kwek Jin Ngee Vernon** (the "**Surety**")
Joint and Several Personal Guarantee (the "**Guarantee**")

I / We confirm that:-

(a) I / We have explained the terms of the Guarantee to the Surety and have provided such advice relating to the Guarantee as the Surety required;

(b) I am / We are satisfied that the Surety understands the content and effect of the Guarantee, and as far as I am / we are aware, the Surety is acting willingly, free of any duress, undue influence or misrepresentation;

(c) I / We have witnessed the Surety's signatures to the Security; and

(d) I / We are not aware of any reason why the Guarantee may not be enforceable in the event of default by the Borrower, A&P Maintenance Services Pte. Ltd.

Dated ____________________

Signed ________________________________

Name of Solicitor :

Law Firm :

Address :

HSBC

CONFIDENTIAL

5 May 2021

Primech A & P Pte. Ltd.
(formerly known as A & P Maintenance Services Pte Ltd*)
(Entity No. 198801704H)
18 Howard Road
#10-01 Novelty Bizcentre
Singapore 369585

Attention: Mr Vernon Kwek
Director

(hereinafter referred to as "**you**" or the "**Borrower**")

Dear Sirs

BANKING FACILITY

The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**") is pleased to advise that pursuant to its periodic review, it will continue to make available to **Primech A & P Pte. Ltd.** the banking facility (the "**Facility**") as specified in, and subject to the terms and conditions as set out in, the facility letter dated 25 April 2019, including any renewal, amendments and/or variations from time to time (the "**Facility Letter**"), save as revised by the terms set out in this supplemental facility letter (the "**Supplemental Facility Letter**").

All terms and expressions defined in the Facility Letter shall bear the same meaning in this Supplemental Facility Letter, unless otherwise stated.

* With effect from 4 December 2020, A & P Maintenance Services Pte Ltd (Entity No. 198303915R) has amalgamated with Primech Services & Engrg Pte Ltd (Entity No. 198801704H) and renamed to Primech A & P Pte. Ltd. (Entity No. 198801704H).

1. **Amendment to Pricing**

Clause 3.1 of the Facility Letter shall be deleted in its entirety and replaced with the following:-

"3.1 The following pricing shall apply:-

Facility	Pricing
Overdraft Facility	1.5% per annum below the Bank's prevailing Prime Lending Rate, as published from time to time."

2. Amendment to Security

2.1 The existing joint and several guarantee for an unlimited amount dated 24 August 2018, provided by Kwek Jin Ngee, Vernon, Ho Kin Wai and Sng Yew Jin shall secure all monies owning by the Borrower.

2.2 Accordingly, Clause 5 of the Facility Letter shall be deleted in its entirety and replaced with the following:-

"**5. Security**

All monies owing by the Borrower to the Bank shall be secured by the following:-

(a) an existing charge over all term deposit accounts dated 27 June 2019 (the "**Charge 1**"), provided by the Borrower;

(b) an existing charge over specified term deposit account(s) dated 22 August 2019 (the "**Charge 2**", and together with the Charge 1, the "**Charges**"), provided by the Borrower;

(c) an existing all monies debenture over all present and future assets dated 27 June 2019, provided by the Borrower;

(d) an existing all monies debenture over all present and future assets dated 31 October 2018, provided by the Borrower;

(e) an existing registered all monies mortgage over the property located at 21 Bukit Batok Crescent #03-79 Wcega Tower Singapore 658065 (the "**Property**") dated 31 October 2018 (the "**Mortgage**"), provided by the Borrower;

(f) an existing joint and several guarantee for an unlimited amount dated 24 August 2018, provided by Kwek Jin Ngee, Vernon, Ho Kin Wai and Sng Yew Jin; and

(g) an existing corporate guarantee for an unlimited amount dated 31 March 2021, provided by Sapphire Universe Holdings Limited (the "**Corporate Guarantor**"),

(collectively, the "**Security Documents**" and any third party providing security shall be referred to herein as the "**Guarantors**")."

3. **Release of Security**

3.1 The Bank agrees to release and/or discharge the following security documents:-

(a) an existing joint and several guarantee for an unlimited amount dated 29 May 2019 (the "**Existing Guarantee 1**"), provided by Kwek Jin Ngee, Vernon and Ho Kin Wai; and

(b) an existing corporate guarantee for an unlimited amount dated 9 May 2019 (the "**Existing Guarantee 2**", and together with the Existing Guarantee 1, the "**Existing Guarantees**"), provided by the Corporate Guarantor.

The Existing Guarantee 1 shall be released subject to Clause 6.6 of the Existing Guarantee 1. The Existing Guarantee 2 shall be released subject to Clause 5.6 of the Existing Guarantee 2.

3.2 In this regard, the Borrower shall on demand pay to the Bank and indemnify the Bank for all costs, expenses and fees incurred or charged by the Bank in connection with the release and/or discharge of the Existing Guarantees. The Existing Guarantees shall be retained at our office for record purposes.

4. **Amendment to Term Deposits**

Clause 6 of the Facility Letter shall be deleted in its entirety and replaced with the following:-

"6. **Term Deposits**

The Borrower shall ensure that term deposits of not less than SGD1,600,000/-, be maintained by the Borrower with the Bank at all times. All term deposits placed with the Bank shall be subject to the Charges."

5. Amendments to Additional Matters

5.1 Clauses 8(c), 8(e) and 8(f) of the Facility Letter shall be deleted in their entirety and replaced with the following:-

"(c) Negative Pledge: The Borrower shall not and shall procure that none of its subsidiaries shall:-

(i) create or attempt to create or permit to subsist any mortgage, debenture, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien, arising by operation of law in the ordinary course of trading) to arise on or affect the whole or any part of its undertaking, property, assets and rights other than pledges created over goods and/or services acquired pursuant to documentary credits opened in the ordinary course of trading for the purpose of financing the acquisition or provision of goods and services; or

(ii) grant, issue or extend any guarantee or indemnity or enter into any other form of contractual undertaking or arrangement of similar effect in respect of any indebtedness or obligations, actual or contingent, of any other person whatsoever except in the usual and ordinary course of trading as now conducted by it and its subsidiaries and for the purpose of the carrying on by it of its business.

The above clause shall not be deemed breached by reason only of the existence of any mortgage, debenture, charge, pledge, lien or other encumbrance or guarantee or indemnity which has been created or which subsists or has arisen prior to 20 July 2018, provided that any further or additional encumbrance over or affecting the relevant asset, or increase in the amount secured by or other variation of the relevant encumbrance or guarantee or indemnity of similar effect, shall constitute such a breach.

(e) Adjusted Tangible Net Worth: The Borrower shall at all times maintain a minimum adjusted tangible net worth of SGD10,000,000/- (Adjusted tangible net worth is defined as paid-up capital plus revenue reserves, loans owing by the Borrower to its group company and related companies, amounts due to its directors and/or shareholders, excluding intangibles, loans and/or investments by the Borrower in its group company and related companies, amounts due from its directors and/or shareholders).

(f) Gearing Ratio: The Borrower shall at all times maintain a maximum gearing of 1.5 (Gearing is defined as the ratio of total bank debts to tangible net worth. Tangible net worth is defined as paid-up capital plus revenue reserves excluding intangibles)."

5.2 The following clauses shall be inserted as Clauses 8(i), 8(j), 8(k) and 8(l) of the Facility Letter:-

"(i) Insurance (in respect of the Property): The Borrower shall at all times maintain a Fire and Extraneous Perils Policy and any other insurances required by the Bank with such underwriter/insurer acceptable to the Bank, on the Property for such amount required by the Bank and endorsed with the Bank's interest as loss payee. The Borrower shall procure that the underwriter/insurer undertakes not to terminate/cancel the relevant policy without prior notice in writing to the Bank.

(j) Formal Valuation: The Borrower shall at its own cost procure that a professional valuer acceptable to the Bank revalues the Property every two years or at any time as required by the Bank and provide the Bank with such updated valuation report.

(k) Insurance: The Borrower shall at all times maintain an all-risks insurance policy with such underwriter/insurer acceptable to the Bank, on its assets for such amount required by the Bank and endorsed with the Bank's interest as loss payee. The Borrower shall procure that the underwriter/insurer undertakes not to terminate/cancel the relevant policy without prior notice in writing to the Bank.

(l) Restriction in Declaration of Dividend: The Borrower shall not declare or make payment of any dividend or any other distribution of profits without the prior written consent of the Bank."

6. Amendment to Schedule of General Terms and Conditions

Clause 18 of the Schedule of General Terms and Conditions of the Facility Letter shall be deleted in its entirety and replaced with the following:-

"18. Banking (Exposure Limits) Rules

The Banking (Exposure Limits) Rules (Cap. 155S) and regulations in respect thereof in Hong Kong have imposed on the Bank certain limitations on advances to persons related or connected to the HSBC Group. In accepting this Facility Letter, the Borrower should, to the best of its knowledge, advise the Bank whether it is in any way related or connected to the HSBC Group. In the absence of such advice, the Bank will assume that the Borrower is not so related or connected. The Bank would also ask, that if the Borrower becomes aware that it becomes so related or connected in future, it immediately advises the Bank in writing. The following paragraphs contain an explanation of when the Borrower may be considered related or connected to the HSBC Group for the purposes hereof.

The information set out here is for reference only. For further details, the Banking (Exposure Limits) Rules (Cap. 155S) may be accessed at https://www.elegislation.gov.hk/hk/cap155S.

The Borrower may be considered as related or connected to the HSBC Group if it is:

(a) a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;

(b) a relative of a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;

(c) a firm, partnership or non-listed company in which a member of the HSBC Group or any of the following entities is interested as director, partner, manager or agent:

  (i) a controller, minority shareholder controller or director of a member of the HSBC Group;

  (ii) a relative of a controller, minority shareholder controller or director of a member of the HSBC Group; or

(d) a natural person, firm, partnership or non-listed company to whom a member of the HSBC Group has provided a financial facility if any of the following entities is a guarantor of the facility:

  (i) a controller, minority shareholder controller or director of a member of the HSBC Group;

  (ii) a relative of a controller, minority shareholder controller or director of a member of the HSBC Group.

Relevant definitions

A person has "**control**" if such person is:

(i) an indirect controller, that is, in relation to a company, any person in accordance with whose directions or instructions the directors of the company or of another company of which it is a subsidiary are accustomed to act, or

(ii) a majority shareholder controller, that is, in relation to a company, any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary,

and "**controller**" means either an "**indirect controller**" or a "**majority shareholder controller**".

"**employee**" includes permanent full time, permanent part-time, fixed-term full time, fixed-term part-time staff and international assignees.

"**HSBC Group**" means HSBC Holdings plc, its subsidiaries, related bodies corporate, associated entities and undertakings and any of their branches and member or office of the HSBC Group shall be construed accordingly.

"**minority shareholder controller**" in relation to a company, means any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, 10% or more, but not more than 50%, of the voting power at any general meeting of the company or of another company of which it is a subsidiary.

"**relative**" in relation to a natural person, means the following:

(i) a parent, grandparent or great grandparent;

(ii) a step-parent or adoptive parent;

(iii) a brother or sister;

(iv) the spouse;

(v) if the person is a party to a union of concubinage - the other party of the union;

(vi) a cohabitee;

(vii) a parent, step-parent or adoptive parent of a spouse;

(viii) a brother or sister of a spouse;

(ix) a son, step-son, adopted son, daughter, step-daughter or adopted daughter; or

(x) a grandson, granddaughter, great grandson or great granddaughter."

7. Conditions

The continued availability of the Facility is subject to the Borrower submitting to the Bank the following documents in such form and content satisfactory to the Bank and (where applicable) complying with the following requirements:-

(a) the attached duplicate copy of this Supplemental Facility Letter with the form of acceptance thereon duly signed by the Borrower and the form of confirmation duly signed by the Guarantors; and

(b) such other information and documents as the Bank may require.

8. General

8.1 Save as revised or supplemented herein, all other provisions of the Facility Letter shall continue to apply and to remain in full force and effect.

8.2 Without prejudice to the terms and conditions of the Facility Letter, the Facility is subject to review from time to time. Notwithstanding any other provisions in the Facility Letter, the Bank shall have the unrestricted discretion to cancel or suspend, or to determine whether or not to permit drawings in relation to the Facility, and the overriding right of repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

Please arrange for the enclosed duplicate copy of this Supplemental Facility Letter to be signed and returned, approving the acceptance of the revised terms and conditions of this Supplemental Facility Letter, within 21 days from the date of this Supplemental Facility Letter.

Yours faithfully

Eileen Ho
Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited

ACCEPTANCE AND CONFIRMATION

We, **Primech A & P Pte. Ltd.**, confirm our acceptance of the offer and all the revised terms and conditions contained in the attached supplemental facility letter dated 5 May 2021.

For and on behalf of VK
Primech A & P Pte. Ltd.

HSBC CMB / CBC SIGNATURE VERIFIED
Hamidah Saleh 059706

Name(s) : KWEK JIN NGEE, VERNON

Designation : DIRECTOR

Date : 19 MAY 21

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Ho Kin Wai**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

Name : **Ho Kin Wai**

Identification No. : HJ2086123

Date : 19 MAY 21

HSBC CMB / CBC SIGNATURE VERIFIED

Hamidah Salleh
069706

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Kwek Jin Ngee, Vernon**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

HSBC CMB / CBC SIGNATURE VERIFIED

Hamidah Salleh 089706

Name : **Kwek Jin Ngee, Vernon**

Identification No. : S7145417G

Date : 19 MAY 21

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Sng Yew Jin,** confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

HSBC
CMB / CBC
SIGNATURE VERIFIED

Hamdah Saleh
069708

Name : **Sng Yew Jin**

Identification No. : S0074972I

Date : 19 MAY 21

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

We, **Sapphire Universe Holdings Limited**, confirm that:-

(a) we consent to the terms and conditions as set out in the Bank's facility letter dated 25 April 2019 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) we are and will be bound by the terms of the guarantee executed or to be executed by us in favour of the Bank, and that our obligations under the said guarantee are and will remain in full force and effect.

For and on behalf of
Sapphire Universe Holdings Limited

HSBC
CMB / CBC
SIGNATURE VERIFIED

Hamidah Saleh
069708

Name : Lee Kit Yu

Designation : Director

Date : 19 MAY 21